..

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2013

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave., Suite 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

..

..

 ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 26, 2013, Forward Industries, Inc., a New York corporation (the “Company”), held its 2013 annual meeting of shareholders (the “Annual Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of seven (7) directors to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2013; and (iii) the approval of a non-binding resolution to approve the compensation of our named executive officers.

Each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote of the Company’s shareholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

1.        Nominees

	Number of Shares Voted
Name	For	Withheld	Broker Non-Votes
John Chiste	1,361,089	678,501	3,725,788
Robert Garrett Jr.	1,590,172	449,418	3,725,788
Timothy Gordon	1,362,594	676,996	3,725,788
Frank LaGrange Johnson	1,587,372	452,218	3,725,788
Owen P.J. King	1,354,755	684,835	3,725,788
Howard Morgan	1,590,202	449,388	3,725,788
Terrence Wise	1,588,236	451,354	3,725,788

2.        Proposal

Ratification of the appointment of CohnReznick LLP  as the Company’s independent registered accounting firm for the fiscal year ended September 30, 2012.

For	Against	Abstain	Broker Non-Votes
5,493,164	39,916	232,298	0

3.                Approval of a non-binding  resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
1,946,402	76,840	16,348	3,725,788

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2013	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	President and Chief Executive Officer

..